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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 8, 1997

                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                     0-21802               34-1741211
 (STATE OR OTHER JURISDICTION         (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)         IDENTIFICATION NO.)


               3450 W. CENTRAL AVENUE, SUITE 328
                         TOLEDO, OHIO                                  43606
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374

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ITEM 5.           OTHER ITEMS

         a.) On July 8, 1997, N-Viro International Corporation executed four (4) agreements, exchanging 136,500 shares of unregistered N-Viro International Common Stock for debt totaling $409,500, incorporated by reference herein as
Exhibit 2. These share exchange agreements evidence agreements reached by the Company with such creditors in June of 1997.

         b.) On July 17, 1997 the Company entered into a certain Second Agreement to Settlement Agreement (the "Second Amendment to Settlement Agreement with Frank Manchak, Jr. and N-Viro Energy Systems, Ltd., an Ohio limited partnership and an affiliate of the Company and certain other affiliates of the Company. A copy of the Second Amendment to Settlement Agreement has been attached hereto as Exhibit 3. The Second Amendment to Settlement Agreement was executed by the Company in an effort to resolve substantially all of the remaining outstanding issues with respect to the settlement of that certain lawsuit entitled FRANK MANCHAK JR., V. N-VIRO ENERGY SYSTEMS,-LTD. that was filed by Mr. Manchak in the United States District Court of Central District of California, Case No. CV-93-3042-ABC. This suit, involving a patent infringement claim against the Company, among others, was settled by the Company in February of 1995. Pursuant to the terms of the original Settlement Agreement, the Company agreed to pay Manchak $1.5 million over a period of thirteen months. In April of 1996, the original Settlement Agreement was amended to provide the Company with more time to settle its monetary obligations to Manchak. This Amendment also increased the amount owed to Manchak by $300,000.

At the time of execution of the Second Amendment to Settlement Agreement, the Company's outstanding obligation to Mr. Manchak totaled $410,000. The Second Amendment to Settlement Agreement provides for the satisfaction of the Company's remaining obligations through the delivery to Mr. Manchak of up to 250,000 shares of the Company's voting common stock, with par value of $.01 per share, as well as certain cash payments, all as described in the Second Amendment to Settlement Agreement, a copy of which is attached hereto as
Exhibit 3.

         c.) On July 15, 1997, the City and Count of Honolulu (the "City of Honolulu) adopted a change order (the "Change Order") amending an agreement with the Company with respect to the design and construction of a privately operated wastewater treatment facility in Honolulu, Hawaii. The Company incurred costs through 1996 for engineering and other work in preparation for the construction of a privately operated wastewater treatment facility in Honolulu, Hawaii. However, on October 30, 1996, the site selected for the construction of this facility was rejected by the mayor of Honolulu. Since that time, the Company has attempted to collect approximately $860,000 from the City of Honolulu to compensate the Company for monies directly invested in the Honolulu project. The Change order amends the City of Honolulu's original agreement with the Company so as to facilitate (i) the Company's participate in the design and construction of a wastewater treatment plant at a new site -- selected by the City of Honolulu; (ii) the reimbursment of the Company for certain costs and expenses incurred by the company during the course of planning and preparation for the initial site and (iii) the settlement of a third party claim related to permitting, design and engineering work performed by the third party in connection with the other site, all as more particularly described in the Change Order. A copy of the Change Order is attached hereto as
Exhibit 4.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated: July 17, 1997                By:  /s/ James K. McHugh
      ---------------------              -------------------
                                         James K. McHugh
                                         Chief Financial Officer